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                                  EXHIBIT 5(c)


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                                                       DATED: SEPTEMBER 15, 1998


                               FORM OF SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                       DATED AS OF AUGUST 1, 1988 BETWEEN
              AMSOUTH MUTUAL FUNDS (FORMERLY THE ASO OUTLOOK GROUP)
                                       AND
                   AMSOUTH BANK (FORMERLY AMSOUTH BANK, N.A.)



     NAME OF FUND
----------------------
AmSouth Mutual Funds          Annual rate of forty one-hundredths of one percent
Prime Obligations Fund        (.40%) of AmSouth Mutual Funds Prime Obligations
                              Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of eighty one-hundredths of one
Equity Fund                   percent (.80%) of AmSouth Mutual Funds Equity
                              Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of eighty one-hundredths of one
Regional Equity Fund          percent (.80%) of AmSouth Mutual Funds Regional
                              Equity Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of forty one-hundredths of one percent
U.S. Treasury Fund            (.40%) of AmSouth Mutual Funds U.S. Treasury
                              Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of forty one-hundredths of one percent
Tax Exempt Fund               (.40%) of AmSouth Mutual Funds Tax Exempt Fund's
                              average daily net assets.

AmSouth Mutual Funds          Annual rate of sixty-five one-hundredths of one
Bond Fund                     percent (.65%) of AmSouth Mutual Funds Bond Fund's
                              average daily net assets.

AmSouth Mutual Funds          Annual rate of eighty one-hundredths of one
Balanced Fund                 percent (.80%) of AmSouth Mutual Funds Balanced
                              Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of sixty-five one-hundredths of one
Municipal Bond Fund           percent (.65%) of AmSouth Mutual Funds Municipal
                              Bond Fund's average daily net assets.

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AmSouth Mutual Funds               Annual rate of sixty-five one-hundredths of
Government Income Fund             one percent (.65%) of AmSouth Mutual Funds
                                   Government Income Fund's average daily net assets.


AmSouth Mutual Funds               Annual rate of sixty-five one-hundredths of
Florida Tax-Free Fund              one percent (.65%) of AmSouth Mutual Funds
                                   Florida Tax-Free Fund's average daily net assets.

AmSouth Mutual Funds               Annual rate of eighty one-hundredths of
Capital Growth Fund                one percent (.80%) of AmSouth Mutual Funds
                                   Capital Growth Fund's average daily net
                                   assets.

AmSouth Mutual Funds               Annual rate of one hundred twenty
Small Cap Fund                     one-hundredths of one percent (1.20%) of
                                   AmSouth Mutual Funds Small Cap Fund's average daily net assets.

AmSouth Mutual Funds               Annual rate of eighty one-hundredths of one
Equity Income Fund                 percent (.80%) of AmSouth Mutual Funds Equity
                                   Income Fund's average daily net assets.

AmSouth Mutual Funds               Annual rate of twenty one-hundredths of one
Institutional Prime Obligations    percent (.20%) of the AmSouth Mutual Funds
Fund                               Institutional Prime Obligations Fund

AmSouth Mutual Funds               Annual rate of twenty one-hundredths of one
Institutional U.S. Treasury        percent (.20%) of the AmSouth Mutual Funds
Fund                               Institutional U.S. Treasury Fund

AmSouth Mutual Funds               Annual rate of forty-five one-hundredths of
Enhanced Market Fund               one percent (.45%) of AmSouth Mutual Funds
                                   Enhanced Market Fund's average daily net assets.

AmSouth Mutual Funds               Annual rate of eighty one-hundredths of one
Select Equity Fund                 percent (.80%) of AmSouth Mutual Funds Select
                                   Equity Fund's average daily net assets.


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AMSOUTH BANK                                     AMSOUTH MUTUAL FUNDS

By:______________________________                By:____________________________

Name:____________________________                Name:__________________________

Title:___________________________                Name:__________________________